EXHIBIT 23(4)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use of our report dated January 28, 1994, on the financial statements of Citizens National Bank of Madison and to reference made to us under the caption "Experts" in the Registration Statement on Form S-1 filed by River Valley Bancorp with the United States Securities and Exchange Commission.



/s/ Alexander X. Kuhn & Co.
Chicago, Illinois
May 31, 1996